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                                                                    EXHIBIT 10.2

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

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                  AGREEMENT FOR AN EXCLUSIVE OPTION ON ALT-711

                                     BETWEEN

                                   ALTEON INC.

                                       AND

                         TAISHO PHARMACEUTICAL CO., LTD.

This Agreement (hereinafter referred to as "Agreement") is made as of August 26, 1999, by and between Alteon Inc., having its principal place of business at 170 Williams Drive, Ramsey, New Jersey 07446, U.S.A. (hereinafter referred to as "ALTEON") and Taisho Pharmaceutical Co., Ltd., having its principal place of business at 24-1, Takata 3-Chome, Toshimaku, Tokyo 170-8633, Japan (hereinafter referred to as "TAISHO"). ALTEON and TAISHO hereby agree as follows:

1.   GRANT

a. ALTEON grants TAISHO the exclusive option (hereinafter referred to as "Option") to acquire the exclusive license on ALT-711 for Japan, South Korea, Taiwan and China for all dosage forms except for ophthalmic dosage forms. Following the execution of the Agreement, ALTEON and TAISHO shall agree to continue further negotiation in good faith for the terms of the license on ALT-711 based on "Basic Terms and Conditions of ALT-711 License Agreement Between Alteon and Taisho" attached hereto. Provided, however, TAISHO has no obligation including without limitation to exercise the Option, to enter into another agreement with ALTEON or to make any further payment to ALTEON other than stipulated in the Agreement. ALTEON will make best efforts to determine whether and when a candidate of licensee of ALT-711 in the United States and/or Europe will participate in the development of ALT-711 by November 1, 1999.

b. ALTEON grants TAISHO the right to continue evaluation on ALT-711 pursuant to the terms of the Materials Use Agreement by and between ALTEON and TAISHO dated February 23, 1999 (hereinafter referred to as "Prior Agreement").

2.   OPTION FEE

     TAISHO shall pay ALTEON a non-refundable fee for the Option according to the following schedule:

     - Within fifteen business days from the execution of the Agreement: U.S. $300,000.00.

     - Not later than October 1, 1999: U.S. $300,000.00.

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3.   OPTION PERIOD

     The period to exercise the Option shall expire on December 31, 1999, unless otherwise agreed in writing between ALTEON and TAISHO. The term of the Agreement is the period the Option is effective. Exercise of the Option shall be effected by the parties entering into a definitive license agreement. Neither party will have any further obligation to the other party under the Agreement if the parties have not entered into such a definitive agreement by December 31, 1999.

4.   PRIOR AGREEMENT

     The term of the Prior Agreement shall be extended to termination of the Agreement. The other provisions of the Prior Agreement shall remain effective and unchanged.

5.   DISCLOSURE

     ALTEON and TAISHO shall not disclose the terms of the Agreement to third parties who are not under an obligation of confidentiality, except as required by law, without the prior written consent of the other party.

6.   OTHER

     The Agreement inclusive of the Attachment hereto and the Prior Agreement constitute the entire agreement between ALTEON and TAISHO as to the matters set forth herein. Any dispute arising under the Agreement shall be subject to resolution by binding arbitration in accordance with the Commercial Arbitration Rules of the International Chamber of Commerce. The arbitration may be initiated by either party and shall be conducted in New Jersey, if initiated by TAISHO, or in Tokyo, if initiated by ALTEON. Withholding taxes to be imposed by the government of Japan on payments described herein shall be deducted therefrom by TAISHO subject to the Convention between U.S. and Japan to Avoid Double Taxation.

The parties hereby executed the Agreement by their respective Officers duly authorized, the day and year hereinabove written.

ALTEON INC.                                 TAISHO PHARMACEUTICAL CO., LTD.



/s/ Kenneth I. Moch                         /s/ Akira Uehara
-------------------------------             -----------------------------------
By:                                         By:

Kenneth I. Moch                             Akira Uehara
-------------------------------             -----------------------------------
Printed Name                                Printed Name

President and CEO                           President
-------------------------------             -----------------------------------
Title                                       Title

August 26, 1999                             August 27, 1999
-------------------------------             -----------------------------------
Date                                        Date

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[ATTACHMENT]

             BASIC TERMS AND CONDITIONS OF ALT-711 LICENSE AGREEMENT
                            BETWEEN ALTEON AND TAISHO

MILESTONE PAYMENT
         Milestone

         [CONFIDENTIAL TREATMENT REQUESTED]

ROYALTY ON INCREMENTAL ANNUAL NET SALES

         [CONFIDENTIAL TREATMENT REQUESTED]

TERRITORY AND LICENSE
         Alteon grants to Taisho an exclusive license with sublicense right under patent and know how owned by Alteon to research, develop, use and sell ALT-711 for all dosage forms except for ophthalmic dosage forms in Japan, South Korea, China and Taiwan ("Licensed Territory").

         The issue of manufacturing of ALT-711 will be discussed between the parties.

         For the purpose of obtaining NDA in the Licensed Territory, Taisho has a right to conduct research and development on ALT-711 outside the Licensed Territory, alone or in collaboration with Alteon and/or Alteon's licensees in U.S. and Europe ("Other Licensees") after discussion with Alteon and/or Other Licensees.

RESEARCH AND DEVELOPMENT

         Alteon, Taisho and Other Licensees will discuss and agree to the most efficient development plan for ALT-711 and the funding thereof, considering mutual use of the data and information on ALT-711 obtained from respective research and development. As a general principal, all data and information regarding ALT-711 will be shared on a worldwide basis.

         A joint "Steering Committee" will be established by Taisho and Alteon to oversee and coordinate the development of ALT-711.

         [CONFIDENTIAL TREATMENT REQUESTED]

ADDITIONAL ISSUES
         Taisho shall hold a right to use an independent trademark for ALT-711 in the Licensed Territory.